Exhibit 99.1

U.S. Bank National Association Global Corporate Trust Services 100 Wall Street, 16th floor New York, NY 10005

THIS TRANSMITTAL CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE BENEFICIAL OWNERS OF THE SUBJECT SECURITIES. ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO SUCH BENEFICIAL OWNERS IN A TIMELY MANNER.

NOTICE TO THE HOLDERS OF CERTIFICATES ISSUED BY

Trust	CUSIP(S)[1]

CORPORATE-BACKED TRUST CERTIFICATES, GOLDMAN	21988K859
SACHS CAPITAL I SECURITIES-BACKED SERIES 2004-6 TRUST	(NYSE: JBK)

AND OTHER POTENTIAL PARTIES-IN-INTEREST

(Appendices attached hereto are a part hereof)

This Notice (the “Notice”) is given to you by U.S. Bank Trust National Association, as trustee (the “Trustee” or “U.S. Bank”) for the Corporate-Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 Trust (the “Trust”), established under the terms of that certain Series Supplement dated as of March 19, 2004 (the “Series Supplement”), by and between Lehman ABS Corporation (“LABS”), as Depositor, and the Trustee. The Series Supplement incorporates the Standard Terms for Trust Agreements between LABS, as Depositor, and the Trustee dated as of January 16, 2001 for Corporate Backed Trust Certificates (the “Standard Terms,” and together with the provisions of the Series Supplement, the “Trust Agreement”) with the Series Supplement provisions prevailing in the event of any inconsistency between the Standard Terms and the Series Supplement. A key component of the transaction is an interest rate swap with Lehman Brothers Special Financing Inc. (“LBSF”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement or in the prior notices referenced below which are incorporated herein by reference. Reference is made to our prior Notices including those dated September 18, 2008, May 28, 2009, April 25, 2011 and November 30, 2015, and April 27, 2016.

We are providing this Notice with respect to a decision rendered in the trust instruction proceeding filed by the Trustee in Minnesota Court. The Minnesota Court determined that the cost and expense of participating in mediation and defending the Complaint filed against the Trust by LBSF constitutes an Extraordinary Expense, it denied the Trustee’s petition to use Trust Property to pay the costs of defending the Trust without consent by 100% of Certificateholders, and it held the Trustee has no duty to incur litigation expenses to defend the Litigation.

[1]	The CUSIP numbers are included solely for the convenience of Holders. The Trustee is not responsible for the selection or use of the CUSIP numbers, or for the accuracy of correctness of CUSIP numbers printed on the Certificates or as indicated in this notice.

In addition we are providing some information in Section II below with respect to a decision rendered by the Bankruptcy Court in a proceeding which is similar, but not identical to the Complaint.

Background

The background of the Lehman bankruptcy case and the Minnesota Trust Instruction Proceeding were described in detail in the Trustee’s prior notice of April 27, 2016 and that information is incorporated by reference herein.

I. The Minnesota Court Ruled in the Minnesota Trust Instruction Proceeding.

On August 9, 2016, the Minnesota Court rendered its decision with respect to the Petition, a copy of which is attached hereto as Appendix A (the “Minnesota Decision”). Among other things, the Minnesota Court ruled that the costs and expenses of participating in the mediation and defending the Litigation constituted Extraordinary Expenses under the terms of the Trust Agreement. The Minnesota Court further ruled that there are three methods for paying Extraordinary Expenses: (a) from the Trust Property upon the consent of 100% of the Certificateholders, (b) a lesser percentage of the Certificateholders may request the Trustee to participate in the mediation and defend the Litigation and reimburse the Trustees for the cost thereof with their own funds, or (c) indemnification of the Trustee by the Depositor. Unless all three of these methods are “not available,” the Minnesota Court determined that there is no change in circumstances requiring a modification of the Trust.

The Trustee believes based on prior experience (a) that it is highly unlikely that 100% of the Certificateholders will be able to be identified2 and/or consent to the use of Trust Property by the Trustee to participate in mediation and defend the Complaint (in fact, as mentioned above, one Certificateholder objected to the use of Trust Property for these purposes), and (b) while the Trustee has made a demand on LABS to honor its indemnification obligations, LABS has not responded to the Trustee’s demand and the Trustee does not know whether or not LABS would have the financial wherewithal to make any payments in connection with such obligation.

Therefore, consistent with the Minnesota Decision, the Litigation must be funded by a lesser percentage of Certificateholders who request and pay for the Trustee to participate in the mediation and defend the Trust with respect to the Litigation. Should a Certificateholder desire to request and fund the defense of the Litigation, please contact the Trustee as set forth below.

[2]	The Trustee has received very few inquiries in connection with its prior Notices.

If you have questions concerning the foregoing, or wish to direct and instruct the Trustee in connection with the Complaint, please contact:

U.S. Bank National Association

Global Corporate Trust Services

190 South LaSalle Street, 10th Floor

Chicago, Illinois 60603

Attention: Mamta Scott

e-mail: mamta.scott@usbank.com

The Trustee continues to evaluate the Minnesota Decision, makes no representations regarding any future action the Trustee may or may not undertake with respect to the Litigation and Petition, and reserves all rights under the Trust Agreement.

II. The Bankruptcy Court Has Rendered an Important Decision in an Adversary Proceeding With Respect to a Similar Though not Identical Transaction and Facts.

On September 14, 2010, LBSF filed an action in the Bankruptcy Court against the trustees and the issuers for certain CDO transactions, and against noteholders, known or unknown, seeking to avoid certain priority of payment provisions relating to swap termination payments. The original proceeding was styled Lehman Brothers Special Financing Inc. v. Bank of America National Association, et al., Adversary Proceeding Number 10-03547, and the case is now pending before the Honorable Judge Chapman in the Bankruptcy Court. Subsequently LBSF filed three amendments to the initial complaint, filing the Fourth Amended Complaint on October 13, 2015 [ECF No. 1156] (the “Fourth Amended Complaint”). The Fourth Amended Complaint contained nineteen different counts that challenge the payments made by the trustees to noteholders in priority over LBSF’s termination payment, seeking to (a) claw back such payments from the noteholders receiving the payment, and/or (b) hold the trustees liable for making such payments.

Please be advised that on June 28, 2016, the Bankruptcy Court issued its Memorandum Decision On the Omnibus Motion of Noteholder Defendants to Dismiss the Fourth Amended Complaint [ECF No. 1360] (the “Bankruptcy Court Decision”) and on July 18, 2016 the Bankruptcy Court entered an Order with respect to the Bankruptcy Court Decision [ECF No. 1371]. Pursuant to the Bankruptcy Court Decision and the Order, the Bankruptcy Court has dismissed, in full, Counts I – XIX of the Fourth Amended Complaint against each of the noteholder defendants and the trustee defendants.

The swap transactions that are the subject of the Bankruptcy Court Decision are not identical to the Swap Agreement at issue here, and certain facts may be different in ways the Bankruptcy Court may deem material. Nonetheless, the Bankruptcy Court Decision may be relevant to Certificateholders’ consideration of the mediation, Complaint and the matters set forth herein.

In addressing inquiries that may be directed to it, the Trustee may conclude that a specific response to a particular inquiry from an individual Certificateholder is not consistent with equal and full dissemination of information to all Certificateholders. Certificateholders should not rely on the Trustee as their sole source of information. The Trustee does not make any recommendation, or give any investment, tax, or legal advice. Each Certificateholder should seek advice from its own counsel and advisors based on the Certificateholder’s particular circumstances.

Recipients of this notice are cautioned that this notice is not evidence that the Trustee will recognize the recipient as a Certificateholder.

U.S. BANK TRUST NATIONAL ASSOCIATION,	August 22, 2016
As Trustee

Appendix A

Minnesota Decision

Filed in Second Judicial District Court

Ramsey County, MN

Aug 9 2016 8:03 AM

STATE OF MINNESOTA	DISTRICT COURT
PROBATE DIVISION
COUNTY OF RAMSEY	SECOND JUDICIAL DISTRICT
Court File No. 62-TR-CV-16-16
In the Matter of the	ORDER DIVIDING TRUST,
CONFIRMING ACTIONS OF THE
In the Matter of the Corporate-Backed	TRUSTEES IN RETAINING ASSETS,
Trust Certificates, Goldman Sachs	APPOINTING CO-TRUSTEES, AND
Captial I Securities-Backed Serues 2004-	GRANTING OTHER RELIEF
6 Trust

The Petition For Instructions, dated April 25, 2016, (the “Petition”), came before this Court on June 13, 2016. The Court, having heard and considered the Petition, determines the following:

FINDINGS OF FACT

1.	The Court has jurisdiction and venue in this Court is proper. This Court has jurisdiction of the Trust as a proceeding in rem.

2.	The Petition is complete.

3.	Any notice required by Minnesota law has been given and proved, and any time for notice has expired.

4.	On June 6, 2016, an Objection to the Petition was filed with the Court.

5.	The Trust exists under an agreement dated March 19, 2004, by and between, Lehman ABS Corporation (“LABS”), as Depositor, and US Bank, as Trustee.

6.	The Trust agreement incorporates Standard Terms set up on January 16, 2001, for use in multiple series of trusts executed from time to time that subordinate to the agreement in the event of inconsistency.

7.	The Trust then entered into an agreement with Lehman Brother’s Special Financing Inc. (“LBSF”) on March 19, 2004 (“Swap Agreement”).

8.	The Swap Agreement between the Trust and LBSF was guaranteed by Lehman Brothers Holding Inc. (“LBHI”).

9.	In the Schedule to the Swap Agreement part 4 (g) LBHI is defined as a Credit Support Provider.

10.	Paragraph 5(a)(vii) of the Swap Agreement states that bankruptcy of the credit support provider is an event of Default.

11.	LBHI filed for bankruptcy on September 15, 2008.

12.	The Trustee delivered a “Notice of Swap Termination Event” on September 22, 2008 and declared no further obligations were due to the parties of the Swap Agreement.

13.	On September 18, 2015, LBSF filed suit against the Trust and US Bank as Trustees.

14.	The Petitioner now requests the Court allow the Trustee to use Trust assets to pay for the costs of defending the litigation.

15.	The Standard Terms of the Trust describe “Ordinary Expenses”:

The Trustee’s customary fee for its services as Trustee, including but not limited to (i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitation of consent or instructions, or other communications required by this Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making distributions, (iii) the costs and expenses of the Trust’s or Trustee’s counsel, accountants and other experts for ordinary or routing [sic] consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are, or reasonably should have been, expected to be incurred in the ordinary course of administration of the Trust.

16.	The Standard Terms of the Trust describe “Extraordinary Expenses”:

Unless otherwise specified in the related Series Supplement, any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses, and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to this Trust Agreement.

17.	Section 8 (a) of the trust states that the Trustee shall bear all Ordinary Expenses and cannot claim payment or reimbursement from the Trust

18.	Section 8 (b) of the trust states that the Trust shall not pay Extraordinary Expenses unless all the holders of the Certificates then outstanding have directed the Trustee to incur such Extraordinary Trust Expenses. The Trustee may incur other Extraordinary Trust Expenses if any lesser percentage of the cenificateholders requesting such action pursuant hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Trust Expenses are not approved unanimously as set forth in the first sentence of this Section 8(b), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of certificateholders to reimburse the Trustee

19.	The Trust does not explain how to prevent undue enrichment by certificateholders who do not agree to contribute and how to reward those certificateholders who bear the burden and successfully defend the Trust.

20.	The Objector claims the litigation costs are Ordinary Expenses. He states that the termination of the swap agreement was foreseen and was regulated in detail so litigation regarding it was expected in the ordinary course of administration. Therefore the Objector asks the Court to deny payments from the Trust for litigation.

21.	The Petitioner believes the litigation costs are Extraordinary Expenses.

22.	The Objector believes even if the costs are Extraordinary Expenses the Trust should not pay for them in compliance with Section 8(b) and instead, the Depositor, LABS should pay them and the Trustee should request a stay of the litigation until the Depositor complies.

23.	Section 7.12 of the Standard Terms states:

The Depositor agrees, to the extent the Trustee is not reimbursed pursuant to Section 706 hereof, to indemnify the Trustee against, and hold it harmless from, any loss, expense or liability, incurred in connection with any legal action relating to this Trust Agreement

24.	Section 1.01 of the Standard Terms has as an assumption that LABS or a Successor will be the Depositor.

25.	The Petitioner states that because of the large number of certificateholders and the failure of most to respond, the Trustee should be able to ignore the requirement for 100% approval due to the extreme improbability of the ability to comply.

26.	The Petitioner argues that because Lehman was the fourth largest investment bank in the United States with a 150 year history and an international network, its insolvency was not expected and planned for in the Trust. Further its litigation is based on novel theories of law and was very unexpected. It feels strongly in this unexpected situation, it will be successful in litigation to the benefit of all certificateholders but to fail to contest the litigation will unnecessarily cost all certificateholders.

27.	Objector mentions Bankruptcy was a foreseen event directly addressed in the Swap Agreement.

28.	The Objector argues that none of the Trust funds be used for Trustee’s personal defense.

29.	Section 4(h) of the Swap Agreement states the Trustee has no personal liability absent negligence, bad faith, or willful misconduct.

30.	The Petitioner argues since there are no allegations against the Trustee for negligence, bad faith, or willful misconduct, its actions in defense of the Trust are not personal defenses.

31.	The Objector argues that if Trust payment is allowed, fees be limited to $80,000 (approximately 5% of annual income).

32.	Section 12 of the Trust and Section 10.03 of the Standard Terms state the Trust “shall be governed by, and construed in accordance with, the laws of the state of New York.”

CONCLUSIONS OF LAW

1.	The funds requested by the Trustee for litigation are Extraordinary Expenses.

2.	The Objector errs when he argues that because litigation is foreseeable it is therefore expected or an Ordinary Expense. While litigation was indeed possible, the specific details in the terms of the agreements are designed to avoid litigation. Ordinary expenses are those expenses incurred when everything goes according to plan as described in the agreements.

3.	The funds requested by the Trustee for Extraordinary Expenses are only for the benefit of the Trust and not the Trustee individually. There is currently no conflict of interest.

4.	The Trust contains three options for paying Extraordinary Expenses.

a.	100% of certificateholders agree to payment.

b.	A lesser percentage of the cenificateholders request such action and reimburse the Trustee for the cost thereof from their own funds

c.	Indemnification by Depositor.

5.	There have been no changes in circumstances that have made 100% agreement more difficult than when the Trust was executed. By itself, this difficulty does not give reason to change the terms of the Trust. This was only one of the three methods to pay the expenses. Because this difficulty was known at the time of execution, the existence of two other additional methods is critical. If the other two methods are both not also available, the Trust will not operate as written.

6.	It is an assumption of the Trust that the Depositor will be available to indemnify. While the Swap Agreement foresaw bankruptcy of the parties to it, the Trust is a different document. The Depositor is a different legal entity and the Trust is silent as to what happens if the Depositor is bankrupt.

7.	The Trustee must seek indemnification, but there is no evidence that the litigation can be halted by failure of the Depositor to indemnify.

8.	No evidence has been submitted regarding option 3.b, above. The confidence of the Trustee in success should make it easier to get significant shareholders to agree to fund the litigation. If they all fail to act, it is to their own detriment.

9.	If option 3b. is used, equity would demand proper reimbursement for those who fund the action versus those who fail to do so.

10.	The Trustee has not shown how New York Law would authorize change of the Trust terms given no change in option 3a. and the possibility that option 3b. exists.

11.	The Trustee has no duty to incur any litigation expenses in compliance with subsections 7.01(c) and 7.06(f)

12.	The Objector’s request for some limitations on the amount of Extraordinary Expenses without further notice to certificateholders or order of the Court is reasonable if the Trustee would succeed in gaining access to Trust funds for Extraordinary Expenses.

NOW, THEREFORE, IT IS ORDERED:

The Trustee’s request for payment of Extraordinary Expenses by the Trust is denied without prejudice pending further evidence that New York Law authorizes changing of the Trust terms.

RECOMMENDED BY:		BY THE COURT:

REFEREE, DISTRICT COURT APPROVED, RECOMMENDED, AND SUBMITTED TO THE COURT Olson, Joel Aug 8 2016 5:02 PM		Awsumb, Robert (Judge) Aug 8 2016 5:10 PM
Referee of District Court	Date	Judge of District Court	Date